Exhibit 99.1

NEWS BULLETIN FROM:	RE:	Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW

FOR FURTHER INFORMATION AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

FOR IMMEDIATE RELEASE

HEADWATERS INCORPORATED ANNOUNCES APPOINTMENT OF NEW BOARD MEMBER

SOUTH JORDAN, UTAH, JANUARY 5, 2012 (NYSE: HW) HEADWATERS INCORPORATED, today announced the appointment of Grant E. Gustafson as a new member of Headwaters’ board, effective January 1, 2012. Mr. Gustafson presently serves as a private equity senior adviser, focusing on industrial products and distribution. Prior to this, he worked with James Hardie Building Products, the world’s leading maker of fiber cement siding and interior products. At James Hardie, he most recently served as Vice President and General Manager of the International business unit. Mr. Gustafson joined James Hardie in early 2006 to lead the North America Interiors business, as well as oversee Business Development. Over time his responsibilities included North American Marketing, HR and IT, as well as Europe. In early 2009,  Mr. Gustafson was appointed head of James Hardie’s Asia Pacific operations, spanning primarily into Australia, the Philippines and New Zealand, in addition to Europe.

Before joining James Hardie, Mr. Gustafson held senior management positions in the commercial building products sector, including serving as Vice President of Marketing and National Accounts for American Buildings (Nucor) and Director of Marketing with Varco-Pruden (Bluescope). American Buildings and Varco-Pruden are both leading North American suppliers of pre-engineered metal buildings and roofing products. In addition, Mr. Gustafson has held various consulting and consulting management positions, including serving as Managing Director of Arthur D. Little Southeast Asia and Greater China, and as a consultant with Bain & Company in the U.S. Mr. Gustafson earned a Bachelor of Arts degree from the University of California, Santa Barbara in 1984, and an MBA from the University of Chicago in 1986.

“Headwaters is extremely pleased to have Mr. Gustafson join our board. He brings extensive U.S. and international experience in both the residential and commercial construction markets. His sales and marketing experience, business development and general management background, provide Mr. Gustafson with the ability to help Headwaters target, evaluate and implement new business and product opportunities, as well as improve our existing operations,” stated Mr. Kirk A. Benson, Headwaters’ Chairman and CEO.

About Headwaters Incorporated

Headwaters Incorporated is improving lives through innovative advancements in construction materials through application, design, and purpose. Headwaters is a diversified growth company providing products, technologies and services to the heavy construction materials, light building products, and energy technology industries.  Through its coal combustion products, building products, and energy businesses, the Company has been able to improve sustainability by transforming underutilized resources into valuable products.  www.headwaters.com

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.  Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the production and marketing of cleaned coal, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters.  Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Actual results may vary materially from such expectations.  Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements.  Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2011, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors.  Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Our reports can be accessed through the investor relations section of our web site.